Exhibit 99.1

Media Contact	Investor Contact
Sarah Barr, 203-578-2287	Terry Mangan, 203-578-2318
sbarr@websterbank.com	tmangan@websterbank.com

Webster Financial Corporation Releases
Results of 2016 Dodd-Frank Act Stress Test

WATERBURY, Conn., October 18, 2016 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, today announced the release of its company-run 2016 capital stress test results as required by the Dodd-Frank Act. The stress test disclosure includes results for both Webster Financial Corporation and Webster Bank, and can be found on Webster’s Investor Relations website under the heading “Presentations” http://phx.corporate-ir.net/phoenix.zhtml?c=73114&p=irol-presentations. Webster Financial Corporation’s and Webster Bank’s regulatory capital ratios continue to significantly exceed well-capitalized levels throughout the nine-quarter stress test period. Results are based on a forward-looking exercise using hypothetical severely adverse macroeconomic assumptions developed and provided by the Federal Reserve and the Office of the Comptroller of Currency, and do not represent Webster’s economic forecast.

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About Webster
Webster Financial Corporation is the holding company for Webster Bank, National Association. With $25.1 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 176 banking centers and 349 ATMs. Webster also provides telephone banking, mobile banking, and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.